Exhibit 99.1

20 S. Wacker Drive, Chicago, IL 60606-7499 www.cme.com

Media Contacts Anita Liskey, 312.466.4613 William Parke, 312.930.3467 news@cme.com Investor Contact John Peschier, 312.930.8491 CME-E

FOR IMMEDIATE RELEASE

Chicago Mercantile Exchange Holdings Inc. Reports 34 Percent Increase in Net Income for Fourth-Quarter 2005; Diluted Earnings Per Share Rose 33 Percent to $2.18

Record 2005 Revenues and Earnings Driven by Record Volume and Continued Growth of Electronic Trading

CHICAGO, January 31, 2006 – Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME), today reported a 24 percent increase in net revenues to $233 million and a 34 percent increase in net income to $76 million for fourth-quarter 2005 compared with fourth-quarter 2004. Income before income taxes grew 34 percent to $126 million. Diluted earnings per share rose 33 percent to $2.18 from $1.64.

The company also reported record revenues and earnings for 2005. Net revenues climbed 25 percent to $921 million for the year, compared with $734 million for 2004. Net income rose 40 percent to $307 million, versus $220 million a year ago. Diluted earnings per share increased 38 percent to $8.81 from $6.38 per diluted share in 2004.

“One of CME’s core strengths is its product diversity, and in 2005 CME delivered impressive volume growth across the board,” said CME Chairman Terry Duffy. “Total average daily volume grew 34 percent and total volume exceeded one billion contracts for the first time ever in a single year. Furthermore, 70 percent of our volume was traded electronically on our CME® Globex® platform, up from 57 percent in 2004. These results are particularly significant since market volatility measures were muted during 2005.”

“Our 2005 record revenues and earnings were driven by volume growth of more than 20 percent in every product category and 62 percent growth in electronic trading,” said CME Chief Executive Officer Craig Donohue. “In 2006 we will continue to invest in technology to improve the speed, functionality and reliability of our CME Globex electronic trading platform. We will also continue to focus on growing our foreign exchange markets, increasing electronic trading of our financial options products and expanding our European and Asian client segments.”

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS™ products, for which CME receives significantly lower clearing fees than other CME products, and CME Auction Markets™ products.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Fourth-Quarter Results

For the fourth quarter of 2005, net revenues increased 24 percent to $233 million from $188 million for the same period in 2004. Clearing and transaction fees rose 27 percent to $176 million from $139 million a year ago, reflecting a 33 percent increase in average daily volume to 4.1 million contracts for the quarter. The fourth-quarter growth was led by a 49 percent increase in foreign exchange product volume, to a record 375,000 contracts per day. In addition, CME interest rate volume increased 34 percent compared with the same quarter a year ago, averaging 2.2 million contracts per day; CME E-mini™ products grew 30 percent, averaging a record 1.3 million contracts per day; and CME commodity products increased by 20 percent with average daily volume of 51,000 contracts.

Processing services, which includes support for the Chicago Board of Trade, NYMEX and OneChicago, generated $16 million in the fourth quarter, versus $15 million in fourth-quarter 2004. Quotation data fees were $17 million, versus $16 million in fourth-quarter 2004.

Total expenses were $107 million for the fourth quarter of 2005. This represents a 14 percent increase from $94 million for the same period in 2004, driven primarily by technology related costs. Capital expenditures and capitalized software development costs were $25 million for fourth-quarter 2005, compared with $19 million for the final quarter of 2004.

Income before income taxes was $126 million for fourth-quarter 2005, compared with $94 million for the same period during 2004. Operating margin, defined as income before income taxes expressed as a percentage of net revenues, was 54 percent in fourth-quarter 2005, compared with 50 percent in fourth-quarter 2004.

The company reported net income of $76 million, or $2.18 per diluted share, for fourth- quarter 2005, compared with $57 million, or $1.64 per diluted share, for the same period in 2004.

CME’s working capital increased $70 million during fourth-quarter 2005, to $953 million at December 31, 2005.

Full-Year 2005 Results

Average daily volume was 4.2 million contracts in 2005, up 34 percent from 3.1 million contracts in 2004. Volume on the CME Globex electronic platform increased 62 percent for the year, with total volume of 730 million contracts and average daily volume of 2.9 million contracts.

For 2005, revenue from clearing and transaction fees increased 26 percent, to $696 million, from $553 million for 2004. Processing services revenue rose 23 percent to $69 million, from $56 million in 2004, and quotation data fees were up 18 percent to $72 million, from $61 million in 2004.

Total expenses were $412 million for 2005, compared with $366 million for 2004. This 12.6 percent increase was driven primarily by technology spending related to additional functionality and capacity. In 2006, the company expects total expense growth in the 11 to 13 percent range, in line with recent expense patterns.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Capital expenditures and capitalized software development costs were $88 million for 2005, primarily due to continued investments in capacity related to volume growth and functionality. In 2006, the company expects capital expenditures to be in the $90 to $100 million range, due primarily to further investment in technology.

Income before income taxes was $508 million for 2005, compared with $368 million for 2004. Operating margin was 55 percent, compared with 50 percent during 2004. The company reported record net income of $307 million, or $8.81 per diluted share, for the year, compared with $220 million, or $6.38 per diluted share, for 2004.

For the year 2005, the company paid dividends of $1.84 per common share, totaling $63 million.

During 2005, CME’s working capital grew by $281 million.

CME will hold a conference call to discuss year-end and fourth-quarter results at 8:30 a.m. Eastern Time today. A live audio Web cast of the call will be available on the Investor Relations section of CME’s Web site at www.cme.com. An archived recording will be available after the call.

Chicago Mercantile Exchange Holdings Inc. became the first publicly traded U.S. financial exchange on Dec. 6, 2002. The company was added to the Russell 1000® Index on July 1, 2003. It is the parent company of Chicago Mercantile Exchange Inc. (www.cme.com), the largest futures exchange in the United States. As an international marketplace, CME brings together buyers and sellers on its CME Globex electronic trading platform and on its trading floors. CME offers futures and options on futures primarily in interest rates, equities, foreign exchange and commodities. The exchange moved an average of $1.4 billion per day in settlement payments in 2005 and managed $45.6 billion in collateral deposits at December 30, 2005, including $3.2 billion in deposits for non-CME products.

Chicago Mercantile Exchange, CME and Globex are registered trademarks of Chicago Mercantile Exchange Inc. E-mini is a trademark of CME. TRAKRS, Total Return Asset Contracts and other trade names, service marks, trademarks and registered trademarks that are not proprietary to Chicago Mercantile Exchange Inc. are the property of their respective owners, and are used herein under license. Further information about CME and its products is available on the CME Web site at www.cme.com.

Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic competitors, including new entrants into our markets; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to efficiently and simultaneously operate both open outcry trading and electronic trade execution facilities; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to realize the benefits of our transaction processing agreement with the Chicago Board of Trade; our ability to maintain existing customers and attract new ones; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate market data fees that may be reduced or eliminated by the growth of electronic trading; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers ( whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risk of our clearing members; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

commodities markets; economic, political and market conditions; our ability to accommodate increases in trading volume without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; industry and customer consolidation; decreases in trading and clearing activity; and seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, which is available in the Investor Information section of the CME Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Chicago Mercantile Exchange Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	Dec. 31, 2005	Dec. 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$610,891	$357,562
Collateral from securities lending	2,160,893	1,582,985
Short-term investments of interest earning facilities	—	87,521
Marketable securities, including pledged securities	292,862	302,429
Accounts receivable	86,980	78,825
Other current assets	39,669	18,959
Cash performance bonds and security deposits	592,127	269,919

Total current assets	3,783,422	2,698,200
Property, net of accumulated depreciation and amortization	153,329	131,361
Other assets	32,643	27,905

TOTAL ASSETS	$3,969,394	$2,857,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$23,553	$23,045
Payable under securities lending agreements	2,160,893	1,582,985
Payable to participants in interest earning facilities	—	87,521
Other current liabilities	53,354	62,153
Cash performance bonds and security deposits	592,127	269,919

Total current liabilities	2,829,927	2,025,623
Other liabilities	20,783	19,246

Total liabilities	2,850,710	2,044,869
Shareholders’ Equity	1,118,684	812,597

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,969,394	$2,857,466

Balance Sheet Items Excluding Cash Performance Bonds and Security Deposits,

Securities Lending and Interest Earning Facilities1

	Dec. 31, 2005	Dec. 31, 2004
Current assets	$1,030,402	$757,775
Total assets	1,216,374	917,041
Current liabilities	76,907	85,198
Total liabilities	97,690	104,444

1	Securities lending, cash performance bonds and security deposits, and interest earnings facilities are excluded from this presentation, as these current assets have equal and offsetting current liabilities. This presentation results in a more meaningful indication to investors of the assets owned and related obligations of the company. Clearing firms are subject to performance bond requirements pursuant to the rules of the exchange. The clearing firm can elect to satisfy these requirements in cash, which is reflected on the consolidated balance sheets, or by depositing securities, which are not reflected on the consolidated balance sheets. The balance of cash performance bonds and security deposits that are deposited by clearing firms may change daily as a result of changes in the clearing firms’ open positions and how clearing firms elect to satisfy their performance bond requirements. Securities lending transactions utilize a portion of the securities that clearing firms have deposited to satisfy their proprietary performance bond requirements. Deposits received from clearing firms in the first interest earning facilities were included on the consolidated financial statements of CME Holdings until December 1, 2005 when these facilities were discontinued. These interest earning facilities were invested on a short-term basis and payable to the clearing firm participants on demand.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Chicago Mercantile Exchange Holdings Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
REVENUES
Clearing and transaction fees	$176,457	$139,191	$696,201	$552,953
Processing services	15,562	14,877	68,730	55,882
Quotation data fees	17,370	15,742	71,741	60,940
Access fees	4,743	4,500	18,866	16,393
Communication fees	2,140	2,455	8,964	10,035
Investment income	10,252	5,426	31,441	14,520
Securities lending interest income	19,188	8,429	58,725	20,320
Other	5,850	5,403	22,628	21,759

TOTAL REVENUES	251,562	196,023	977,296	752,802
Securities lending interest expense	(18,666)	(7,996)	(56,778)	(19,013)

NET REVENUES	232,896	188,027	920,518	733,789

EXPENSES
Compensation and benefits	45,469	42,693	179,594	164,843
Occupancy	7,208	6,632	28,529	27,193
Professional fees, outside services and licenses	12,975	10,250	44,832	37,200
Communications and computer and software maintenance	15,745	11,340	57,935	48,264
Depreciation and amortization	16,799	13,942	64,917	53,408
Marketing, advertising and public relations	3,767	3,115	13,278	10,973
Other operating expense	5,191	5,964	23,054	24,252

TOTAL EXPENSES	107,154	93,936	412,139	366,133

Income before income taxes	125,742	94,091	508,379	367,656
Income tax provision	(49,462)	(37,307)	(201,522)	(148,101)

NET INCOME	$76,280	$56,784	$306,857	$219,555

EARNINGS PER SHARE:
Basic	$2.21	$1.67	$8.94	$6.55

Diluted	$2.18	$1.64	$8.81	$6.38

Weighted average number of common shares:
Basic	34,476	34,057	34,315	33,545
Diluted	34,974	34,652	34,839	34,411

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

	4Q 2004	1Q 2005	2Q 2005	3Q 2005	4Q 2005
Trading Days	64	61	64	64	63

Average Daily Volume (Round Turns, in Thousands)

Interest rates	1,654	2,235	2,577	2,489	2,209
Equity E-mini	1,026	1,237	1,301	1,181	1,335
Equity standard-size	119	129	124	124	147
Foreign exchange	252	294	332	336	375
Commodities	42	51	46	50	51

Subtotal	3,093	3,946	4,380	4,180	4,117
TRAKRS	73	30	21	27	595

Total	3,166	3,976	4,401	4,207	4,712

Open outcry	965	1,276	1,210	1,263	1,107
Electronic (including TRAKRS)	2,155	2,648	3,144	2,897	3,556
Privately negotiated	46	52	47	47	49

Total	3,166	3,976	4,401	4,207	4,712

Transaction Fees (in Thousands)

	4Q 2004	1Q 2005	2Q 2005	3Q 2005	4Q 2005
Interest rates	$56,556	$71,003	$83,429	$79,955	$70,840
Equity E-mini	44,586	50,048	57,185	53,255	59,427
Equity standard-size	10,071	10,319	10,552	11,125	13,271
Foreign exchange	25,404	26,621	28,796	29,079	29,442
Commodities	2,510	2,832	2,589	2,896	3,009

Subtotal	139,127	160,823	182,551	176,310	175,989
TRAKRS	64	23	17	20	468

Total	$139,191	$160,846	$182,568	$176,330	$176,457

Open outcry	$34,665	$36,987	$36,190	$37,438	$35,677
Electronic (including TRAKRS)	93,407	112,416	135,429	127,812	129,088
Privately negotiated	11,119	11,443	10,949	11,080	11,692

Total	$139,191	$160,846	$182,568	$176,330	$176,457

Average Rate Per Contract (RPC)

	4Q 2004	1Q 2005	2Q 2005	3Q 2005	4Q 2005
Interest rates	$0.534	$0.521	$0.506	$0.502	$0.509
Equity E-mini	0.679	0.663	0.687	0.705	0.706
Equity standard-size	1.317	1.315	1.330	1.400	1.436
Foreign exchange	1.577	1.483	1.357	1.353	1.246
Commodities	0.932	0.904	0.870	0.904	0.944

Average (excluding TRAKRS)	$0.703	$0.668	$0.651	$0.659	$0.678

TRAKRS	0.014	0.012	0.012	0.011	0.012
Overall average RPC	$0.687	$0.663	$0.648	$0.655	$0.594

Open outcry	$0.562	$0.475	$0.467	$0.463	$0.512
Electronic (including TRAKRS)	0.677	0.696	0.673	0.690	0.576
Electronic (excluding TRAKRS)	0.701	0.704	0.678	0.696	0.690
Privately negotiated	3.671	3.611	3.615	3.674	3.759

Overall average RPC	$0.687	$0.663	$0.648	$0.655	$0.594

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